                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

                                 LOAN AGREEMENT

                           dated as of March 28, 1996

                           AMKOR/ANAM PILIPINAS, INC.
                                   AS BORROWER


                                       AND

                           THE KOREA DEVELOPMENT BANK
                                     AS BANK

                              U.S.$71,250,000 LOAN
                                  GUARANTEED BY
                            ANAM INDUSTRIAL CO., LTD.

                         MILBANK, TWEED, HADLEY & MCCLOY
                                    HONG KONG

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                TABLE OF CONTENTS

                                                                              PAGE

SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS..................................  1

SECTION 2. COMMITMENT AND LOANS................................................  6

SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST; OPTIONAL
           PREPAYMENTS ........................................................  7

SECTION 4. PAYMENTS; COMPUTATIONS; ETC.........................................  8

SECTION 5. YIELD PROTECTION, TAX, ETC.......................................... 10

SECTION 6. CONDITIONS PRECEDENT................................................ 13

SECTION 7. REPRESENTATIONS AND WARRANTIES...................................... 15

SECTION 8. COVENANTS OF THE BORROWER........................................... 18

SECTION 9. EVENTS OF DEFAULT................................................... 21

SECTION 10.MISCELLANEOUS....................................................... 23

EXHIBIT A -  FORM OF NOTICE OF BORROWING

EXHIBIT B -  FORM OF GUARANTEE

EXHIBIT C -  FORM OF OPINION OF SPECIAL PHILIPPINE COUNSEL TO
             THE BANK

EXHIBIT D -  FORM OF OPINION OF SPECIAL KOREAN COUNSEL TO THE
             BANK

EXHIBIT E -  FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO
             THE BANK


         LOAN AGREEMENT dated as of March 28, 1996, between: AMKOR/ANAM PILIPINAS, INC., a corporation duly organized and validly existing under the laws of the Republic of Philippines (the "Borrower"), and THE KOREA DEVELOPMENT BANK (the "Bank").

         The Borrower has requested that the Bank make loans to it in an aggregate principal amount not exceeding U.S.$71,250,000 to finance the expansion of the Borrower's semiconductor assembly plant in the Philippines and the Bank is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS

         1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa.

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided, that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person will be deemed to control such corporation or other Person.

         "Applicable Margin" shall mean 0.80% per annum.

         "Applicable Lending Office" shall mean, the Bank, the "Lending Office" or "Lending Offices" of the Bank (or of an affiliate of the Bank) designated for the relevant Tranche of Loan on the signature pages hereof or such other office or offices of the Bank (or of an affiliate of the Bank) as the Bank may, subject to Section 10.06 hereof, from time to time specify to the Borrower as the office(s) by which the Loans (or portions thereof) of such Tranche are to be made and maintained.

         "Basic Documents" shall mean, collectively, this Agreement and the Guarantee.

         "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in Manila, Hong Kong, Seoul, or New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an

Interest Period for, a Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, that is also a London Business Day.

         "Central Bank" shall mean the Bangko Sentral ng Pilipinas.

         "Closing Date" shall mean the date upon which the initial Loan hereunder is made.

         "Commitment" shall mean, collectively, the Tranche A Commitment and the Tranche B Commitment.

         "Commitment Termination Date" shall mean September 28, 1996; provided, that if such day is not a Business Day, then the Commitment Termination Date shall be the next preceding Business Day.

         "Debit-Equity Ratio" shall mean, at any time, the ratio of total liabilities to total equity of the Borrower; and as used in this definition, "total liabilities" and "total equity" shall have the respective meanings assigned to them under GAAP and applied on a basis consistent with those used in the preparation of the financial statements referred to, in Section 8.01, provided that "total liabilities" shall include any and all debts of the Borrower regardless of the nature o r maturity thereof (including without limitation all amounts from time to time outstanding hereunder) and, provided, further, that "total equity" shall exclude appraisal surplus, if any, of the Properties or assets of the Borrower.

         "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "Dollars" and "U.S.$" shall mean lawful money of the United States of America.

         "Event of Default" shall have the meaning assigned to such term in
Section 9 hereof.

         "Fee Letter" shall mean the arrangement fee letter agreement referred to in Section 2.04(b) hereof.

         "Final Maturity Date" shall mean March 28, 2001; provided that if the Final Maturity Date would otherwise be a day that is not a Business Day, then the Final Maturity Date shall be the next preceding Business Day.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the Philippines.

         "Guarantee" shall mean a Guarantee Agreement substantially in the form of Exhibit B hereto between the Guarantor and the Bank, as the same shall be modified and supplemented and in effect from time to time.

         "Guarantor" shall mean Anam Industrial Co., Ltd., a corporation organized under the laws of Korea.

         "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in t he ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capitalized lease obligations of such Person; (f) obligations of such Person under interest rate protection agreements; and (g) Indebtedness of others guaranteed by such Person.

         "Interest Period" shall mean, with respect to any Loan, (i) initially, each period commencing on the date such Loan is made and ending on the Commitment Termination Date, and (ii) thereafter, each successive six-month period commencing on the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in t he sixth calendar month thereafter, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of such sixth subsequent calendar month. Notwithstanding the foregoing: (i) any Interest Period that commences before, and would otherwise end after, a Principal Payment Date shall end on such Principal Payment Date; (ii) the first Interest Period for any Loan made subsequent to the initial Loan shall end-on the last day of the Interest Period for the initial Loan in effect on the date of such subsequent Loan; (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) anything in this Agreement to the contrary notwithstanding, the final Interest Period for each Loan shall end on the Final Maturity Date.

         "Korea" shall mean the Republic of Korea.

         "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the Guarantee, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

         "Loans" shall mean, collectively, the Tranche A Loans and the Tranche B Loans, and "Loan" shall mean any thereof.

         "London Business Day" shall mean any day on which dealings in Dollar deposits are carried out in the London interbank market.

         "London Interbank Rate" shall mean, with respect to any Interest Period for any Loan therefor, the rate per annum determined by the Bank in its sole discretion to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted on the "LIBO" page of the Reuters screen (or such other page as may replace such "LIBO" page on such screen for the purpose of displaying London interbank offered rates of major banks for Dollar deposits) at approximately 11:00 a.m. London time (or as soon thereafter as-practicable) on the date two London Business Days prior to the first, day of such Interest Period for a period equal or approximately equal to such Interest Period in respect of an amount comparable to the principal amount of such Loan scheduled to be outstanding for such Interest Period; provided that if for any Interest Period for any Loan, no such rate appears on the Reuters screen (or if the basis for determining the rate so appearing is changed in a manner which the Bank determines is unacceptable), the London Interbank Rate in respect of such Interest Period shall be the arithmetic mean, as determined by the Bank, of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by reference banks in London selected by the Bank in its sole discretion at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two London Business Days prior to the first day of such Interest Period for the offering by such reference bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Loan scheduled to be outstanding for such Interest Period.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower taken as a whole, (b) the ability of the Borrower to perform its obligations hereunder, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Bank under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Philippines" shall mean the Republic of Philippines.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Fee Letter that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the sum of 1% per annum plus the Applicable Margin plus the London Interbank Rate for the overdue amount for such period as the Bank shall elect in its sole discretion (provided that no such period shall exceed 6 months).

         "Principal Payment Date" shall mean each of (i) the six (6) semi-annual dates occurring 24, 30, 36, 42, 48 and 54 months after the date hereof and (ii) the Final Maturity Date; provided that if any such day is not a Business Day, then the relevant Principal Payment Date (other than in the case of the Final Maturity Date) shall be the next succeeding Business Day (unless such Business Day falls in a subsequent calendar month, in which event the relevant Principal Payment Date shall be the next preceding Business Day).

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Quarterly Dates" shall mean the date three months after the date hereof and each successive date occurring three months thereafter (or if there is no such date in the appropriate month, the last day of such month provided that if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day (unless such succeeding Business Day falls in another calendar month, in which event the relevant Quarterly Date shall be. the next preceding Business Day) and that if,. in any such successive third calendar month after the date hereof, there is no date numerically corresponding to the date hereof, the relevant Quarterly Date shall be the last Business Day of such third calendar month.

         "Regulatory Change" shall mean, with respect to the Bank, any change after the date of this Agreement in applicable law, regulations or treaty or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Bank of or under any applicable law, regulations or treaty (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Tranche" of a Loan or a Commitment, as the case may be, shall refer, respectively, to whether a Loan is a Tranche A Loan or a Tranche B Loan or whether a Commitment is a Tranche A Commitment or a Tranche B Commitment, each of which shall constitute a Tranche.

         "Tranche A Commitment" shall mean the obligation of the Bank to make Tranche A Loans in an aggregate amount up to but not exceeding the amount set opposite the Bank's name on the signature pages hereof under the caption "Tranche A Commitment" or, as the context may require, such amount.

         "Tranche A Loans" shall have the meaning attributed thereto in Section 2.01(a) hereof.

         "Tranche B Commitment" shall mean the obligation of the Bank to make Tranche B Loans in an aggregate amount up to but not exceeding the amount set opposite the Bank's name on the signature pages hereof under the caption "Tranche B Commitment" or, as the context may require, such amount.

         "Tranche B Loans" shall have the meaning attributed thereto in Section 2.01(b) hereof.

         1.02 Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Bank hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with that used in the audited financial statements of the Borrower referred to in Section 7.02 hereof. To enable the ready and consistent determination of compliance with the covenants set forth in
Section 8 hereof, the Borrower will not change the last day of its fiscal year from December 31 of each year, or the last day of the first fiscal semi-annual period in each of its fiscal years from June 30 of each year.


         SECTION 2. COMMITMENT AND LOANS

         2.01 Loans.

         (a) The Bank agrees, on the terms and conditions of this Agreement, to make one or more term loans ("Tranche A Loans") to the Borrower in Dollars on any Business Day occurring on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Tranche A Commitment of the Bank.

         (b) The Bank agrees, on the terms and conditions of this Agreement, to make one or more term loans ("Tranche B Loans") to the Borrower in Dollars on any Business Day occurring on or before the Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Tranche B Commitment of the Bank.

         2.02 Borrowings. The Borrower shall give the Bank notice of each borrowing hereunder as provided in Section 4.05 hereof in substantially the form of Exhibit A hereto. The amount of the Loans to be made by the Bank on the date of such borrowing shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, to such account, for account of the Borrower, as shall be designated by the Borrower in the relevant notice of borrowing.

         2.03 Changes of Commitment.

         (a) The Borrower shall have the right at any time to terminate, in whole or in part, the aggregate unused amount of the Commitment; provided that the Borrower shall give the Bank notice of each such termination as provided in
Section 4.04 hereof.

         (b) The aggregate amount of the Commitment shall be automatically reduced to zero on the Commitment Termination Date.

         (c) Commitment once terminated may not be reinstated.

         2.04 Fees.

         (a) The Borrower shall pay to the Bank a commitment fee at a rate per annum equal to 0.25% on the daily average unused and available amount of the Commitment, for the period from and including the date thirty (30) days after the date of this Agreement to but not including the earliest of (i) the date the entire Commitment is terminated pursuant to Section 2.03 hereof, (ii) the date on which the full amount of the Commitment is drawn down hereunder or (iii) the Commitment Termination Date. Accrued commitment fee shall be payable on each Quarterly Date, on the date of each partial termination of the Commitment pursuant to Section 2.03(a) hereof, and on the earliest of (i) the date the entire undrawn Commitment is terminated pursuant to Section 2.03(a) hereof, (ii) the date on which the full amount of the Commitment is drawn down hereunder or
(iii) the Commitment Termination Date.

         (b) Whether or not any Loan is made hereunder, the Borrower shall pay to the Bank a non-refundable arrangement fee in the amount and at the time set forth in, and otherwise in accordance with the terms of, the arrangement fee letter agreement dated even date herewith between the Borrower and the Bank.

         2.05 Lending Offices. The Loans of each Tranche made by the Bank shall be made and maintained at the Bank's Applicable Lending Office for Loans of such Tranche.

         SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST; OPTIONAL PREPAY MENTS.

         3.01 Repayment of Loans. The Borrower hereby promises to pay to the Bank the principal of the Loans in seven substantially equal installments, each (as nearly as possible) equal to an amount that is one-seventh of the amount outstanding thereof on the initial Principal Payment Date, commencing on the initial Principal Payment Date and thereafter on each subsequent Principal, Payment Date. Anything in this Agreement to the contrary notwithstanding, the principal repayment installment payable on the Final Maturity Date shall in all cases be in an amount equal to the entire principal amount of the Loans outstanding on such date.

         3.02 Interest. The Borrower hereby promises to pay to the Bank interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, for each Interest Period relating thereto, at the London Interbank Rate for such Loan for such Interest Period plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Bank interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder to or for account of the Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on the last day of each Interest Period therefor and upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Bank shall give notice thereof to the Borrower.

         3.03 Optional Prepayments. The Loans may be prepaid in part or in full on the last day of any Interest Period therefor, provided that (i) the Borrower shall give the Bank notice of each such prepayment as provided in Section 4.04 hereof, (ii) upon any such prepayment the Borrower shall pay interest accrued on the amount so prepaid up to, but not including, the date of such prepayment (to the extent not already paid) together with any amount payable in respect of such prepayment under Section 5.04 hereof and all other amounts then due and payable hereunder, and (iii) any such partial prepayment shall be applied to the repayment installments of the Loans in the inverse order of maturity.
Any amount prepaid may not be reborrowed.


         SECTION 4. PAYMENTS; COMPUTATIONS; ETC.

         4.01 Payment.

         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by this Borrower under this Agreement and the Fee Letter, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Bank at account number-544-7-71671 (CHIPS UID 069628) maintained by the Bank with Chemical Bank New York, New York, or any other account specified by the Bank, not later than 10:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

         (b) The Bank may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with the Bank (with notice to, the Borrower).

         (c) The Borrower shall, at the time of making each payment under this Agreement, specify to the Bank the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Bank may apply such payment in such manner as it may determine to be appropriate).

         (d) Except as otherwise provided herein, if the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

         (e) Except to the extent otherwise provided herein: (a) each payment of commitment fee shall be applied pro rata according to the amount of the respective Tranche A Commitment and Tranche B Commitment; (b) each drawdown of Loans shall be made pro rata according to the amount of the respective Tranche A Commitment and Tranche B Commitment; (c) each repayment or prepayment of Loans by the Borrower shall be made pro rata in accordance with the respective aggregate outstanding amount of the Tranche A Loans and Tranche B Loans; and (d) each payment of interest on Loans by the Borrower shall be made (subject to any deduction or withholding, and without limiting any obligation of the Borrower to pay any additional amount, in each case contemplated by Section 5.05 hereof) pro rata in accordance with the amounts of interest on such Loans then due and payable in respect of each Tranche.

         4.02 Computations. Each of (a) interest on Loans, (b) the commitment fee payable under Section 2.04(a) hereof and (c) any interest to be calculated at the relevant Post Default Rate on Loans or on any of the fees payable under
Section 2.04 hereof, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amount is payable.

         4.03 Minimum Amounts. Except for any prepayments made pursuant to
Section 5 hereof, each borrowing of principal of Loans (if less than the full amount of the available Commitment) shall be in an aggregate amount at least equal to U.S.$5,000,000 and in an integral multiple of U.S.$1,000,000, each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to U.S.$5,000,000 and in an integral multiple of U.S.$1,000,000 and each partial cancellation of Commitment shalt be in an aggregate amount at least equal to U.S.$5,000,000 and in an integral multiple of U.S.$1,000,000.

         4.04 Certain Notices. Notices by the Borrower to the Bank of termination of -the Commitment and of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by the Bank not later than 10:00 a.m. Seoul time on the number of days or Business Days prior to the date of the relevant termination, borrowing or prepayment or the first day of such Interest Period specified below:

                                                 Number of Days or
            Notice                               Business Days Prior
            ------                               -------------------
     Termination of Commitment                         30 days

     Borrowing of Loans                                 5 Business Days

     Prepayment of Loans                               30 Days

Each such notice of termination shall specify the amount of the Commitment to be terminated. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid. and the amount (subject to Section 4.03 hereof) of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day).

         4.05 Set-off, Etc.

         (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances held by it for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest oh any of the Loans or any other amount payable to the Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that the Bank's failure to give such notice shall not affect the validity thereof.

         (b) Nothing contained herein shall require the Bank to exercise any such right or shall affect the right of the Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         SECTION 5. YIELD PROTECTION, TAX, ETC.

         5.01 Additional Costs.

         (a) The Borrower shalt pay directly to the Bank from time to time such amounts as the Bank may determine to be necessary to compensate the Bank for any costs that it determines are attributable to its making or maintaining of any Loans or its obligation to make any Loans hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting in whole or in part from any Regulatory Change that:

                  (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of the Bank or of its Applicable Lending office for any of such Loans by the jurisdiction in which the Bank has its principal office or such Applicable Lending Office); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of "London Interbank Rate" in Section 1.01 hereof), or any commitment of the Bank (including the Commitment hereunder); or

                  (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or the Commitment.

         (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to the Bank from time to time on request such amounts as the Bank may determine to be necessary to compensate the Bank for any costs that it determines are attributable to the maintenance by the Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of the Commitment or Loans (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of the Bank (or any Applicable Lending Office) to a level below that which the Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(b), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

         (c) The Bank shall notify the Borrower of any event occurring after the date of this Agreement entitling the Bank to compensation under paragraph (a) or
(b) of this Section 5.01 as promptly as practicable after the Bank obtains actual knowledge thereof. The Bank will furnish to the Borrower a certificate setting forth the basis and amount of each request by the Bank for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by the Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained Pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate the Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         (d) The Borrower shall be required to make any payment under this
Section 5.01, the Borrower may, not later than 30 days after receipt of notice that such payment is required, upon giving not less than 15 days' prior notice to the Bank claiming Additional Costs, prepay in full (but not in part) the Loans, together with accrued interest thereon and all other amounts payable to the Bank hereunder without prepayment penalty.

         5.02 Alternative Interest Rate. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any London Interbank Rate for any Interest Period:

         (a) the Bank determines, which determination shall be conclusive, that the Reuters screen is not publishing a rate or rates from which the London Interbank Rate can be determined and that quotations of interest rates for the relevant deposits referred to in the definition of "London Interbank Rate" in
Section 1.01 hereof are not being provided by any reference bank in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

         (b) the Bank determines, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "London Interbank Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans for such Interest Period is to be determined are not likely adequately to cover the cost to the Bank of making or maintaining Loans for such Interest Period;

then the Bank shall give the Borrower prompt notice thereof whereupon, during the period of 30 days next succeeding the date of any such notice, the Bank and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis for determining the interest rate to be applicable to the Loans for such Interest Period (hereinafter called the "Substitute Basis"). If at the expiry of said thirty-day period the Bank and the Borrower have agreed upon a Substitute Basis, the Substitute Basis shall be retroactive to and take effect from the beginning of such, Interest Period (but shall not affect the rate of interest for any prior Interest Period). If at the expiry of said thirty-day period a Substitute Basis shall not have been agreed upon as aforesaid, the Commitment shall automatically be cancelled and the Borrower shall, on the fifth Business Day next succeeding the expiry of said thirty-day period, prepay in full (but not in part) the Loans together with (a) accrued interest thereon at a rate equal to the cost (expressed as a rate per annum) to the Bank (as reasonably determined by the Bank) of funding the Loans for the period from the last day of the immediately preceding Interest Period to the date of prepayment plus the Applicable Margin and (b) all other amounts payable to the Bank hereunder.

         5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Bank or its Applicable Lending Office to honor its obligation to make or maintain Loans hereunder, then the Bank shall promptly notify the

Borrower thereof, whereupon the aggregate principal amount of the Loans then outstanding shall forthwith be repaid by the Borrower together with interest accrued thereon and any other amounts payable to the Bank under this Agreement. Upon the occurrence of any such change making it unlawful for the Bank to give effect to its obligations to make or maintain its Loans as aforesaid, the Bank shall promptly notify the Borrower thereof, and promptly provide the Borrower with evidence certified by the Bank as to such change.

         5.04 Compensation. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense that the Bank determines is attributable to:

         (a) any payment, mandatory or optional prepayment of a Loan for any reason (including the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of an Interest Period for such Loan (without prejudice, however, to the provisions in Section 3.03 hereof); or

         (b) any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Loan from the Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof, or

         (c) any failure by the Borrower to make a prepayment of any Loan on a date notified to the Bank as the date for such prepayment pursuant to Section
4.04 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid or prepaid or not borrowed or prepaid for the period from the date of such payment, prepayment or failure to borrow or prepay to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or prepay, the Interest Period for such Loan that would have commenced on the date specified for such borrowing or prepayment) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the amount the Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Bank).

         5.05 Taxes. The Borrower covenants and agrees that, whether or not any Loan is made hereunder: (a) all payments by the Borrower under or in respect of this Agreement and the Fee Letter, including amounts payable under clause (b) of this Section 5.05, shall be made free and clear of and without reduction by reason of any present or future income, stamp and other taxes, levies, deductions, charges or withholdings whatsoever imposed, withheld, levied or collected by the Philippines or any political subdivision or taxing authority thereof or therein, and interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement, the Fee Letter or the Loans, or the registration, notarization or other formalization thereof or any payments in respect thereof (collectively, "Taxes"), all of which will be paid by the Borrower for its own account, prior to the date on which penalties attach thereto; (b) the Borrower will indemnify the Bank against, and reimburse the Bank on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Bank incurs at any time by reason of any failure of the Borrower to make any payment of Taxes when due or by reason of any change described in Section 5.03 hereof, (c) without limiting the provisions of Section 5.01(a) (but without duplication), in the event that the Borrower is required, by any Regulatory Change, to deduct or withhold any Taxes from any amounts payable on, under or in respect of this Agreement or the Loans, the Borrower shall immediately pay such additional amount or amounts as may be required, after such deduction or withholding, to enable the Bank to receive from the Borrower an amount equal to the full amount stated to be payable under this Agreement; (d) if at any time the Borrower is required to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Bank, and shall promptly (and in any event within 30 days) after it has made any payment from which it is required to make any deduction or withholding deliver to the Bank a certified copy of any receipt issued by the applicable taxation or other authority evidencing the deduction or withholding of all amounts required to be deducted or withheld from such payment and the Borrower shall indemnify the Bank against any loss the Bank may suffer as a result of the Borrower's failing to provide any certified copies of tax receipts or otherwise failing to comply with the administrative procedures required in order to enable the Bank to claim any credit or offset available to it in computing its overall net income; (e) the Borrower shall furnish to the Bank certified copies of tax receipts in respect of any payment of Taxes as contemplated by this Section 5.05 within 30 days after the respective due dates therefor, and the Borrower shall promptly furnish to the Bank any other information, documents and receipts that the Bank may require, in its sole discretion and from time to time, to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid hereunder, and (f) the covenants and agreements of the Borrower under this Section 5.05 shall survive the expiration of the Commitment and repayment of the Loans.

         SECTION 6. CONDITIONS PRECEDENT

         6.01 Initial Loan. The obligation of the Bank to make the initial Loan hereunder is subject to the condition precedent that the Bank shall have received the following documents, each of which shall be in form and substance satisfactory to the Bank:

         (a) Borrower Corporate Documents. The following documents, each certified as indicated below:

                  (i) a certificate of a director of the Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of the Borrower as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement and each other document to be delivered by the Borrower from time to time in connection herewith (and the Bank may conclusively rely on such certificate until it receives notice in writing from the Borrower);

                  (ii) a certificate of another officer of the Borrower as to the incumbent and specimen signature of such director of the Borrower;

                  (iii) a certificate of good standing issued by the Securities and Exchange Commission of the Philippines;

                  (iv) the certificate of registration of the Borrower's Articles of Incorporation issued by the Securities and Exchange Commission of the Philippines.

         (b) Guarantor Corporate Documents. The following documents, each certified as indicated below:

                  a certificate of the Representative Director or any other duly authorized officer of the Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the articles of incorporation and the corporate registry extracts of the Guarantor as appended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Guarantor authorizing the execution, delivery and performance of the Guarantee, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of the Guarantor executing the Guarantee and each other document to be delivered by the Guarantor from time to time in connection therewith (and the Bank may conclusively rely on such certificate until it receives notice in writing from the Guarantor).

         (c) Officer's Certificate. A certificate of a duly authorized officer of the Borrower, dated the Closing Date, to the effect set forth in the first sentence of Section 6.02 hereof.

         (d) Opinion of Special Philippine Counsel to the Bank. An opinion, dated the Closing Date, of Puno & Puno, Philippine counsel to the Bank, substantially in the form of Exhibit C hereto.

         (e) Opinion of Special Korean Counsel to the Bank. An opinion, dated the Closing Date, of Kim & Chang, special Korean counsel to the Bank, substantially in the form of Exhibit D hereto.

         (f) Opinion of Special New York Counsel to the Bank. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Bank, substantially in the form of Exhibit E hereto.


         (g) Guarantee. The Guarantee, duty executed and delivered by the Guarantor and the Bank.

         (h) Governmental Approvals. Certified copies of all governmental licenses, approvals, filings and registrations (including all foreign exchange approvals, approval of the Central Bank authorizing the execution, delivery and performance by the Borrower of the Loan Agreement, the approval of the Central Bank approving the terms and conditions (including the Final Maturity Date) of an executed copy of this Agreement, and the municipal permits and licenses from the Municipality of Muntinlupa, Metro Manila) that in the opinion of the Bank or its counsel are required under applicable law for the Borrower to make and perform this Agreement and to borrow hereunder, for the Guarantor to make and perform the Guarantee, and for this Agreement and the Guarantee to be admissible in evidence in the United States of America, the State of New York, the Philippines or Korea, as the case may be.

         (i) Process Agent Acceptance Letter. An acceptance letter or letters from the process agent referred to in Section 10.12 hereof and in Section 5.09 of the Guarantee accepting its respective appointments set forth herein and therein.

         (j) Fees. The fees referred to in Section 2.04 hereof, to the extent then due and payable, have been paid (or the Bank shall have received evidence satisfactory to it that irrevocable instructions have been issued for such payment on the relevant due date or dates).

         (k) Other Documents. Such other documents as the Bank or special New York counsel to the Bank may reasonably request.

         6.02 Initial and Subsequent Loans. The obligation of the Bank to make any Loan to the Borrower upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Borrower in Section 7, hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each notice of borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Bank Prior to the date of such borrowing, as of the date of such borrowing).

         6.03 Conditions for Benefit of Bank. The conditions set for in this
Section 6 are for the exclusive benefit of the Bank and may be waived only by the Bank.

         SECTION 7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that:

         7.01 Corporate Existence. The Borrower: (a) is a corporation duly organized, validly existing and in good standing under the laws of the Philippines; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

         7.02 Financial Condition. The Borrower has heretofore furnished to the Bank the balance sheet of the Borrower as at December 31, 1995 and the related statements of incorporate, retained earnings and cash flow of the Borrower for the fiscal year ended on said date, with the opinion thereon of Sycip, Gorres, Velayo & Co., certified public accountants. All such financial statements are complete and correct and fairly present the financial condition of the Borrower, as at said date and the results of its operations for the fiscal year ended on said date (subject to normal year-end audit adjustments), all in accordance with GAAP applied on a consistent basis. The Borrower has on the date hereof no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since December 31, 1995, there has been no material adverse change in the financial condition, operations, business or prospects taken as a whole of the Borrower from that set forth in said financial statements as at said date.

         7.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower which, if adversely determined, could have a Material Adverse Effect.

         7.04 No Breach. None of the execution and delivery of this Agreement, the consummation of the, transactions herein contemplated or compliance with the terms and Provisions hereof will conflict with or result in a breach of, or require any consent under, the articles of incorporation and bylaws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower is a party or by which it or any of its Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

         7.05 Corporate Action. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

         7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of this Agreement or for the legality, validity or enforceability hereof, except that the amount of each borrowing hereunder shall be reported to, and registered with, the Central Bank.

         7.07 Taxes. The Borrower has filed all income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of any taxes or other impositions.

         7.08 Capitalization. The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 81,279,809 shares consisting of 77,833,333 shares of common stock, par value P1.00 per share, each of which shares is fully paid, subscribed and nonassessable. As of the date hereof at least 40% of such shares of common stock are owned beneficially and of record by the Guarantor.

         7.09 Subsidiaries. The Borrower does not have, on the date hereof, any subsidiaries other than Automated Microelectronics, Inc.

         7.10 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Bank in connection with the negotiation, preparation or delivery of this Agreement and the Guarantee or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower to the Bank in connection with this Agreement and the Guarantee and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a

Material Adverse Effect that has not been disclosed herein, in the Guarantee or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Bank for use in connection with the transactions contemplated hereby or thereby.

         7.11 Ranking. The obligations of the Borrower under this Agreement rank at least with all other unsecured and unsubordinated Indebtedness of the Borrower except for such Indebtedness as is entitled to priority by operation of law.

         7.12 Lien. No Lien exists over all or any of the Borrower's Property other than as disclosed in the financial statements referred to in Section 7.02.

         The representations herein shall be deemed automatically to be renewed and restated on the last day of each Interest Period for any Loan.

         SECTION 8. COVENANTS OF THE BORROWER. The Borrower covenants and agrees with the Bank that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

         8.01 Financial Statements Etc. The Borrower shall deliver to the Bank:

         (a) as soon as available and in any event within 60 days after the end of each semi-annual fiscal period of each fiscal year of the Borrower, statements of income, retained earnings and cash flow of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Borrower as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, statements of income, retained earnings and cash flow of the Borrower for such fiscal year and the related balance sheet of the Borrower as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the Preceding fiscal year, and accompanied (i) in the case of said statements and balance sheet of the Borrower, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said statements and balance sheet, by a certificate of a senior financial officer of the Borrower, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

         (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with any governmental agency in connection with this Agreement or: as shall now or hereafter be necessary under applicable laws and regulations for the Borrower to make and perform this Agreement and to borrow hereunder;

         (d) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and

         (e) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower as the Bank may reasonably request. The Borrower will furnish to the Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Borrower to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto).

         8.02 Litigation. The Borrower will promptly give to the Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Property, except proceedings which, if adversely determined, would not have a Material Adverse Effect.

         8.03 Corporate Existence, Etc. The Borrower will:

         (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

         (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental of regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect;

         (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) promptly obtain all foreign exchange control authorizations and all such other governmental approvals and filings as shall now or hereafter be necessary under applicable laws and regulations for the Borrower to make and perform this Agreement and to borrow hereunder (including any filing with the Central Bank with respect to each borrowing hereunder) and promptly furnish copies thereof to the Bank, and promptly execute, acknowledge, deliver, file, notarize and register at its own expense all such additional agreements, instruments and documents, and perform such other acts, as the Bank or its counsel may deem desirable to effectuate the purposes of this Agreement. Without limiting the generality of the foregoing, the Borrower shall promptly deliver to the Bank evidence in form and substance satisfactory to it that the Borrower has filed a report with the Central Bank setting forth the amount of each borrowing hereunder following the date thereof;

         (e) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

         (f) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP and consistently applied; and

         (g) permit representatives of the Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Bank.

         8.04 Insurance. The Borrower will keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated in the Philippines against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

         8.05 Prohibition of Fundamental Changes. The Borrower will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business. The Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or Property, whether now owned Or hereafter acquired including receivables and leasehold interests, but excluding (a) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms and (b) the five lease agreements, each between Corinthian Commercial Corporation and the Borrower, and dated, respectively, December 14, 1984 (as amended on April 28, 1992), October 1, 1990, March 12, 1992, February 28, 1995 and October 17, 1995, all relating to the use of the Borrower's plant facility, consisting of 82,286.67 square meters, located at Sucat, Muntinlupa City, the Philippines.

         8.06 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not directly or indirectly: (a) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (b) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (c) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer employee of the Borrower and receive reasonable compensation for his or her services in such capacity and (y) the Borrower may enter into transactions (other than extensions of credit by the Borrower to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

         8.07 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder solely to finance the expansion of the Borrower's semiconductor assembly plant in the Philippines (in compliance with all applicable legal and regulatory requirements); provided that the Bank shall not have any responsibility as to the use of any of such proceeds.

         8.08 Ranking. The Borrower will cause its obligations under this Agreement to rank at all times in right of payment at least pari passu with all its other unsecured and unsubordinated Indebtedness, whether now or hereafter outstanding (except for such Indebtedness as is entitled to priority by operation of law) and not create, incur, assume or suffer to exist any Lien whatsoever on any of its Property, whether now owned or hereafter acquired, except as otherwise agreed by the Bank; provided, however, that the Borrower shall be permitted to assume, suffer to exist, or create Liens: (a) for taxes, assessments or governmental charges on properties or assets of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty; (b) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in are ordinary course of business in transactions not involving borrowed money or the advance of credit if the Borrower shall take all reasonable steps to discharge such Lien as soon as reasonably practical; (c) arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old-age pensions, or other social security or retirement benefits or similar legislation; (d) on Property acquired after the date hereof, which Liens are limited to the particular properties or assets being acquired and were in existence prior to such acquisition or which are created at the time of purchase solely to secure the purchase price of such properties or assets; (e) existing on the date hereof and heretofore disclosed in writing to the Bank, provided that there shall be no renewals of such Liens or extensions of such Liens to Property other than Property now subject to such Liens or to secure amounts of Indebtedness greater than such amounts as exist on the date hereof, or (f) in favor of the Bank.

         8.09 No Dividends. If any Default shall occur and be continuing, the Borrower shall not, without the consent of the Bank, declare or pay dividends or make any distributions to its shareholders.

         8.10 Debt-Equity Ratio. The Borrower shall not permit (i) the Debt-Equity Ratio at any time to exceed 4:1 or (ii) its debt-equity ratio calculated in accordance with and pursuant to the rules and regulations of the Central Bank to exceed the ratio from time to time required to be maintained by the Borrower thereunder.

         SECTION 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

         (a) The Borrower shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory prepayment or otherwise); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under the Guarantee when due and such default shall have continued unremedied for 2 Business Days; or

         (b) The Borrower or the Guarantor shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating (i) in the case of the Borrower, U.S.$200,000 or more, and (ii) in the case of the Guarantor, U.S.$1,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

         (c) Any representation, warranty or certification made or deemed made herein or in the Guarantee (or in any modification or supplement hereto or thereto) by the Borrower or the Guarantor, or any certificate furnished to the Bank pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

         (d) The Borrower shall default in the performance of any of its obligations under Section 8.01(d) or 8.05; the Guarantor shall default in the performance of any of its payment obligations under the Guarantee; or the Borrower or the Guarantor shall default in the of any of its other obligations (other than those referred to elsewhere in this Section 9) in this Agreement or the Guarantee, as the case may be, and such default shall continue for a period of 30 days after notice thereof to the Borrower or the Guarantor, as the case may be, by the Bank; or

         (e) The Borrower or the Guarantor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         (f) The Borrower or the Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary, case under the relevant bankruptcy law of any jurisdiction, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the relevant bankruptcy law of any jurisdiction or
(vi) take any corporate action for the purpose of effecting any of the foregoing; or

         (g) A proceeding or case shall be commenced, without the application or consent of the Borrower or the Guarantor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or the Guarantor, as the case may be, or any substantial part of its Property, or (iii) similar relief in respect of the Borrower or the Guarantor, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 or more days; or an order for relief against the Borrower or the Guarantor, as the case may be, shall be entered in an involuntary case under the relevant bankruptcy law; or

         (h) Any governmental authority shall take any action to condemn, seize or appropriate any material portion of the Borrower's or the Guarantor's assets (whether with or without payment of compensation) or to declare a moratorium on the payment of any class of obligations including the obligations owed to the Bank hereunder, or shall have taken any other action that, in the opinion of the Bank, materially adversely affects the Borrower's or the Guarantor's ability to perform its respective obligations hereunder or under the Guarantee, as the case may be; or

         (i) A final judgment or judgments for payment of money in excess of U.S.$500,000 in aggregate shall be rendered by a court or courts against the Borrower and/or the Guarantor and the same shall not be disclosed (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days after the date of entry thereof, and the Borrower or the Guarantor, as the case may be, shall not within said period of 30 days, or such longer period during which the execution thereof shall have been stayed, appeal time from and cause the execution thereof to be stayed during such appeal; or

         (j) There shall occur a disturbance in the financial markets or any other adverse change of circumstances of any kind (including a material adverse change in the operations, business, assets, structure, control or financial condition of the Borrower or the Guarantor) that shall, in the opinion of the Bank imperil or preclude the fulfillment of the obligations of the Borrower hereunder or of the Guarantor under the Guarantee; or

         (k) The Guarantor shall cease to own collectively, beneficially and of record, at least 40% of the subscribed and issued common shares of, or shall cease to control the management of, the Borrower; or

         (l) Except for expiration in accordance with its terms, the Guarantee shall be terminated or shall cease to be in full force and effect, for whatever reason or the Guarantor shall purport to repudiate the Guarantee;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f), (g) or (h) of this Section 9 with respect to the Borrower or the Guarantor, the Bank may, by notice to the Borrower, terminate the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder (including any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of this Section 9 with respect to the Borrower, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder (including any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 10.  MISCELLANEOUS

         10.01 Waiver. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         10.02 Language; Notices. All notices, communications, instruments, evidences, reports, opinions and other documents given hereunder (including any modifications of, or waivers or consents under, this Agreement), unless submitted in the English language, shall be accompanied by an English translation for each copy of the foregoing so given. All notices, requests and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (provided such transmission by telecopy is accompanied by or generates a simultaneous confirmation of transmission) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         10.03 Expenses, Etc. The Borrower agrees to pay or reimburse the Bank for paying: (a) all reasonable out-of-pocket costs and expenses of the Bank (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Bank, of Kim & Chang, special Korean counsel to the Bank, and of Puno & Puno, special Philippine counsel to the Bank), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Guarantee and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or the Guarantee; (b) all reasonable costs and expenses of the Bank (including reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring (whether or not consummated) of the obligations of the Borrower hereunder and (ii) the enforcement of this Section 10.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or the Guarantee or any other document referred to herein or therein. The Borrower agrees to pay, or reimburse each Participant (as defined in Section 10.06(c) hereof) that shall have become a Participant on or prior to the Closing Date for paying, all reasonable out-of-pocket costs and expenses of such Participant (including all reasonable fees and expenses of legal counsel, if any) in connection with the negotiation, preparation, execution and delivery of the participation agreement relating hereto to which such Participant is party.

         The Borrower hereby agrees (i) to indemnify the Bank and its respective directors, officers employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (whether or not the Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower of the proceeds of any of the extensions of credit hereunder, including, the reasonable fees and disbursements, of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Bank, any of its affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in the Guarantee.

         10.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Bank.

         10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.06 Assignments and Participations.

         (a) The Borrower may not assign any of its rights or obligations hereunder without the prior consent of the Bank.

         (b) The Bank may assign any, of the Loans and the Commitment with a prior written notice to the Borrower (and, in the case of the outstanding Commitment with the consent of the Borrower). Upon execution and delivery by the assignee to the Borrower and the Bank of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Commitment and Loans specified in such instrument, and upon consent thereto by the Borrower and the Bank, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower), the obligations, rights and benefits of the Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it and the Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned.

         (c) The Bank may sell or agree to sell to one or more other Persons a participation in all or any part of the Loans held by it, or of the Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provision of (x) Sections 8.01(e) hereof, (y) in the case only of any Participant that shall have become a Participant on or prior to the Closing Date, Sections 5 and 10.03 hereof to the fullest extent thereof and (z) in the case of each other Participant, Section 5 hereof, but only to the extent of said rights and benefits that could have been claimed by the Bank granting the relevant participation to such Participant in the absence of such participation, with respect to its participation in such Loans and Commitment as if (and the Borrower shall be directly obligated to such Participant under such provisions as if) such Participant were a "Bank" for purposes of said Sections, but shall not have any other rights or benefits under this Agreement of the Guarantee (the Participant's rights against the Bank with respect of such participation to be those set forth in the agreements executed by the Bank with the Participant or Participants).

         (d) The Bank may furnish any information concerning the Guarantor in the possession of the Bank from time to time to assignees and Participants (including prospective assignees and Participants).

         10.07 Survival. The obligations of the Borrower under Sections 5.01 and
10.03 hereof shall survive the repayment of the Loans and the termination of the Commitment. In addition, each representation and warranty made, or deemed, to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and the Bank shall not be deemed to have waived, by reason of making any Loan, any Default may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Bank may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

         10.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         10.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

         10.11 Immunity. To the extent that the Borrower may be or hereafter become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its property, assets or revenues immunity (whether by reason of sovereignty or otherwise) from suit, jurisdiction of any court (including any court of the United States of America, the State of New York, the Philippines or Korea), attachment (before or after judgment), set-off, execution of a judgment or other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably waives such immunity.

         10.12 Jurisdiction, Service of Process. Any action or proceeding against the Borrower with respect to this Agreement or any judgment entered by a court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, or in the courts of the Republic of Indonesia or Korea as the Bank may elect, and the Borrower submits to the nonexclusive jurisdiction of each such court for the purpose of any such action. The Borrower hereby irrevocably designates, appoints and empowers Anam USA, Inc., located at Goshen Corporate Park 1345, Enterprise Drive, West Chester, PA 19380, U.S.A., to be its authorized agent to receive for and on its behalf and on behalf of its properties and assets service of process in the State of New York for a period from the date not less than 3 days prior to the Closing Date to the date 6 months after the Final Maturity Date. Such service shall be deemed completed upon delivery thereof to the relevant process agent whether or not said agent transmits the same to the Borrower and the Borrower agrees that the failure of the Borrower to receive a copy of any process shall not affect in any way the validity of such service or of any judgment based thereon. The Borrower agrees that it will at all times maintain in New York, New York or in such other state of the United States as the Bank shall agree an agent for service of process in connection with any such action against the Borrower, which agent shall be reasonably acceptable to the Bank. The Borrower irrevocably consents to the service of process in any action in said courts by the mailing thereof by the Bank by registered or certified mail, postage-prepaid, to the Borrower at its address specified herein, or in any other manner permitted by law. Without limiting the foregoing, the Borrower agrees that the Bank may at its option submit any dispute in connection with this Agreement to any other court having jurisdiction over the Borrower or its Property. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding brought in such a court and any claim that any such action or proceeding brought in such a court has been brought in an inconvenient forum.

         10.13 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York is of the essence, and Dollars shall be the currency of account in all events. In the event that any payment is received by the Bank, whether pursuant to a judgment or otherwise, in a currency other than Dollars, the Borrower hereby agrees to indemnify the Bank against any resulting shortfall (and the Bank shall have a separate cause of action therefor).

         10.14 Waiver of Jury Trial. EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.15 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions and without affecting the validity or enforceability of such provisions in any other jurisdiction.

         10.16 Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or the Guarantor (in connection with this Agreement or otherwise) by the Bank or by one or more subsidiaries or affiliates of the Bank, and the Borrower hereby authorizes the Bank to share any information delivered to it by the Borrower or the Guarantor pursuant to this Agreement, or in connection with the decision of the Bank to enter into this Agreement, to any such subsidiary or affiliate.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                         BORROWER

                                         AMKOR/ANAM PILIPINAS, INC.


                                         By: /s/ (ILLEGIBLE)
                                            ------------------------------------
                                            Name:
                                            Title:

                                         Address for Notices:

                                         KM 22 East Service Road
                                         South Superhighway
                                         Muntinlupa, Metro Manila
                                         Philippines

                                         Attention:  Mr. Danny D. Franklin

                                         Telex:      26506 AMKPH
                                         Telecopier: (63-2) 845-7275
                                         Telephone:  (63-2) 845-7215

                  BANK
                  ----

         Commitment                                  THE KOREA DEVELOPMENT BANK
         ----------
Tranche A                  Tranche B
---------                  ---------

U.S.$20,610,000            U.S.$50,640,000           By: /s/ (ILLEGIBLE)
                                                        -----------------------------------------
                                                     Name:
                                                     Title:

                                                     Address for Notices
                                                              and
                                                     Initial Lending Office
                                                     for Tranche A and Trance B Loans:

                                                     Head Office
                                                     10-2, Kwanchol-dong
                                                     Chongno-Ku
                                                     (C.P.O. Box 28)
                                                     Seoul, Korea

                                                     Attention:  Manager, International Loan Dept.

                                                     Telex:      K26544/K27463 KODBANK
                                                     Telecopier: (822) 723-0386, 733-2971
                                                     Telephone:  (822) 398-6312

                                                                       Exhibit A

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING


To:      The Korea Development Bank,
           as Bank
         party to the Loan Agreement
         referred to below

Date:  [____________]

Ladies and Gentlemen:

         Pursuant to the Loan Agreement dated as of March 28, 1996 ("Loan Agreement") and made between ourselves as Borrower and yourselves as the Bank, we hereby:

(1) Give you notice that we wish to borrow Loans (the "Loans") in the aggregate principal amount of U.S.$_________ on _________, 199_. Such sum is to be available to us by remitting to our account number _________ with ___________________ for our account.

(2) Confirm and certify that (i) no Default has occurred and is continuing, and (ii) the representations and warranties made in Section 7 of the Loan Agreement are true and complete on and as of the date hereof, and will be true and complete on and as of the date of the Loans, as if made on and as of such date.

(3) Confirm that the Loans are "Loans" under the Loan Agreement and that the Guarantor has been notified of our intent to borrow the amount set forth herein.

         Terms defined in the Loan Agreement, unless otherwise defined herein, shall have the same meanings in this Notice.

                                          For and on behalf of

                                          AMKOR/ANAM PILIPINAS, INC.


                                          By
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                               [FORM OF GUARANTEE]

                               GUARANTEE AGREEMENT

         GUARANTEE AGREEMENT dated as of March 28, 1996: between ANAM INDUSTRIAL CO., LTD., a corporation, duly organized and validly existing under the laws of Korea (the "Guarantor"); and THE KOREA DEVELOPMENT BANK, as the Bank party to the Loan Agreement referred to below (in such capacity, together with its successors, the "Bank").

         Amkor/Anam Pilipinas, Inc., a Philippine corporation (the "Borrower") and the Bank are parties to a Loan Agreement dated as of March 28, 1996 (as modified and supplemented and in effect from time to time, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for the making of loans by the Bank to the Borrower in an aggregate principal amount not exceeding U.S.$71,250,000.

         To induce the Bank to enter into the Loan Agreement and the Bank to make loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

         Section 1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as defined therein.

         Section 2. The Guarantee.

         2.01 The Guarantee. The Guarantor hereby guarantees to the Bank and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Bank to the Borrower and all other amounts from time to time owing to the Bank by the Borrower under the Loan Agreement and interest thereon, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guarantee Agreement is a guarantee of payment and not merely of collection.

         2.02 Obligations Unconditional. The obligations of the Guarantor under
Section 2.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts (including with respect to enforcement of the Guaranteed Obligations) mentioned in any of the provisions of the Loan Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Bank as security for any of the Guaranteed Obligations shall fail to be perfected; or

                  (v) any regulatory change or other governmental action (whether adverse or not.

         No change in the name, objects, capital stock, status or constitution of the Borrower or any merger, consolidation or corporate reorganization of the Borrower shall in any way affect the liability of the Guarantor under this Guarantee Agreement, and the Guaranteed Obligations shall be guaranteed by this Guarantee Agreement notwithstanding that the obtaining of the Loans or the incurring of any other obligations under the Loan Agreement by the Borrower shall be in excess of the powers of the Borrower or of its officers, directors or other agents, acting or purporting to act on its behalf, or be in any way irregular or defective.

         The Guarantor hereby expressly waives diligence, presentment, demand of payment protest and all notices whatsoever, and any requirement that the Bank exhaust any right, power or remedy or proceed against the Borrower under the Loan Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         2.03 Reinstatement. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Bank on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         2.04 Subrogation. (a) The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitment of the Bank under the Loan Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. In the event, that the Guarantor shall receive any payment on account of such rights of subrogation while any portion of the Guaranteed Obligations remains outstanding, the Guarantor agrees to pay all such amounts so received (but not in excess of the Guaranteed Obligations then outstanding) to the Bank to be applied to the payment of the Guaranteed Obligations and other amounts payable under the Loan Agreement in accordance with the terms thereof.

         2.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Bank, the obligations of the Borrower under the Loan Agreement may be declared to be forthwith due and payable as provided in Section 9 of the Loan Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligation from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

         2.06 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         2.07 Taxes. The Guarantor covenants and agrees that, whether or not any Loan is made under the Loan Agreement: (a) all payments by the Guarantor under or in respect of this Guarantee Agreement, including amounts payable under paragraph (b) of this Section 2.07, shall be made free and clear and without reduction by reason of any present or future income, stamp and other taxes or charges whatsoever imposed, withheld, levied or collected by Korea or the Philippines or any political subdivision or taxing authority thereof on or in respect of this Guarantee Agreement or the Loans or the registration, notarization or other formalization thereof or any payments in respect thereof other than taxes imposed upon the respective overall net income of the Bank by its jurisdiction of organization (each, a "Tax", and collectively, "Taxes"), all of which will be paid by the Guarantor for its own account, prior to the date on which penalties attach thereto; (b) the Guarantor will indemnify the Bank against, and reimburse the Bank on demand for, any Taxes and any interest or penalties thereon; (c) in the event that the Guarantor is required by applicable law, decree or regulation to deduct or withhold any Taxes from any amounts payable on, under or in respect of this Guarantee Agreement, the Guarantor shall pay, on demand of the Bank, such additional amount or amounts as may be required, after such deduction or withholding, to enable the Bank to receive from the Guarantor an amount equal to the full amount payable under this Guarantee Agreement; (d) the Guarantor shall furnish to the Bank certified copies of satisfactory tax receipts in respect of any payment of Taxes within 30 days after the respective due dates therefor; and (e) the covenants and agreements of the Guarantor under this Section 2.07 shall survive the repayment of the Loans.

         2.08 Enforcement. The Guarantor agrees to pay on demand all expenses incurred by the Bank in connection with the enforcement of this Guarantee Agreement, including legal fees and expenses and other costs of collection.

         Section 3. Representations and Warranties. The Guarantor represents and warrants to the Bank that:

         3.01 Corporate Existence. The guarantor: (a) is a corporation duty organized and validly existing under the laws of Korea; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, conscripts, and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Guarantor.

         3.02 Financial Condition. The Guarantor has heretofore furnished to the Bank the balance sheet of the Guarantor as at December 31, 1995 and the related statements of income, retained earnings and cash flow of the Guarantor for the fiscal year ended on said date, with the opinion thereon of Shinhan Accounting Corporation, certified public accountants. All such financial statements are complete and correct and fairly present the financial condition of the Guarantor as at said date and the results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices in Korea applied on a consistent basis. The Guarantor has on the date hereof no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since December 31, 1995, there has been no material adverse change in the financial condition, operations, business or prospects taken as a whole of the Guarantor from that set forth in said financial statements as at said date.

         3.03 Litigation. Except as disclosed to the Bank in writing prior to the date of this Guarantee Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Guarantor) threatened against the Guarantor which, if adversely determined, could have a material adverse effect on the financial condition, operations, business or prospects taken as a whole of the Guarantor.

         3.04 No Breach. None of the execution and delivery of this Guarantee Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the articles of incorporation of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Guarantor pursuant to the terms of any such agreement or instrument.

         3.05 Corporate Action. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guarantee Agreement; the execution, delivery and performance by the Guarantor of this Guarantee Agreement have been duly authorized by all necessary corporate action on its part; and this Guarantee Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         3.06 Approvals. All authorizations, approvals or consents of, and filings and registrations with, any governmental or regulatory authority or agency (including all foreign exchange approvals) that are necessary for the execution, delivery or performance by the Guarantor of this Guarantee Agreement or for the validity or enforceability hereof have been obtained or made and are in full force and effect, except that a separate foreign exchange validation of the Guarantor's Class A foreign exchange trading bank will be required at the time of each payment in respect of this Guarantee Agreement.

         3.07 Taxes. The Guarantor has filed all income tax returns and all other material tax returns which are required to be filed by the Guarantor and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor. The charges, accruals and reserves on the books of the Guarantor in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate.

         3.08 Ranking. The obligations of the Guarantor under this Guarantee Agreement rank at least pari passu with all other unsecured Indebtedness of the Guarantor.

         3.09 Sovereign Immunity. The execution, delivery and performance of this Guarantee Agreement by the Guarantor constitute private and commercial acts rather than governmental or public acts; and the Guarantor is not entitled to claim immunity from legal proceedings with respect to itself or any of its properties or assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of its obligations hereunder or the attachment of property or the execution of any judgment with respect thereto; and to the extent that the Guarantor or any of its properties or assets may hereafter acquire such right of immunity the same is hereby irrevocably waived by the Guarantor.

         3.10 Ownership of Borrower. The Guarantor owns at least 40% of the subscribed and issued common shares of, and controls the management of, the Borrower.

         Section 4. Covenants. The Guarantor agrees that, until the payment and satisfaction in full of the Guaranteed Obligations and the expiration or termination of the Commitment of the Bank under the Loan Agreement:

         4.01 Financial Statements The Guarantor shall deliver to the Bank:

                  (a) as soon as available and in any event within 60 days after the end of each semi-annual fiscal period of each fiscal year of the Guarantor, statements of income of the Guarantor for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Guarantor as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Guarantor, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Guarantor, in accordance with generally accepted accounting principles in Korea, consistently applied, as at the end of, and for such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, statement of income, retained earnings and cash flow of the Guarantor for such fiscal year and the related balance sheet of the Guarantor as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Guarantor as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles in Korea, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

                  (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Guarantor shall have filed with any governmental agency or any national securities exchange;

                  (d) promptly after the Guarantor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Guarantor has taken or proposes to take with respect thereto; and

                  (e) from time to time such other information regarding the financial condition, operations, business or prospects of the Guarantor as the Bank may reasonably request.

The Guarantor will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Guarantor to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Guarantor has taken or proposes to take with respect thereto).

         4.02 Litigation. The Guarantor will promptly give to the Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, affecting the Guarantor, except proceedings which, if adversely determined, would not have a material adverse effect on the financial condition, operations, business or prospects taken as a whole of the Guarantor or its ability to perform its obligations hereunder.

         4.03 Corporate Existence, Etc. The Guarantor will: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the financial condition, operations, business or prospects taken as a whole of the Guarantor; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of the Bank, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and, affairs with its officers, all to the extent reasonably requested by the Bank; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations, engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

         4.04 Authorizations. The Guarantor will promptly obtain all exchange control authorizations and all such other governmental approvals, filings and reports (including any filings or periodic reports required under the Foreign Exchange Management Act of Korea and regulations promulgated thereunder or pursuant thereto) as shall now or hereafter be necessary under applicable laws and regulations for the Guarantor to make and perform this Guarantee Agreement and will promptly furnish copies thereof to the Bank.

         4.05 Merger; Disposition of Assets. The Guarantor shall not consolidate with or merge into any other corporation or entity, nor shall dispose of (whether in one transaction or in a series of transactions) all or any substantial part of its property, whether now owned or hereafter acquired (excluding any inventory or other assets sold or disposed of in the ordinary course of business), provided that the Guarantor may merge or consolidate with any other Person if the Guarantor is the surviving or succeeding entity, and such merger or consolidation will not have a materially adverse effect (in the reasonable opinion of the Bank) on the Guarantor's ability to perform its obligations hereunder.

         4.06 Ranking. The Guarantor will cause its obligations under this Guarantee Agreement to rank at all times in right of payment at least pari passu with all other unsecured and unsubordinated Indebtedness of the Guarantor, whether now or hereafter outstanding (except for Liens created by operation of law), and will not create, incur, assume or suffer to exist any Lien whatsoever on any of its Property, whether now owned or hereafter acquired, except Liens to secure any credit facility in existence on the date of the Loan Agreement which by the terms of such credit facility requires the creation of such Lien as a condition to the advance of credit and except as otherwise agreed by the Bank; provided, however, that the Guarantor shall be permitted to assume or create
Liens: (i) for taxes, assessments or governmental charges on properties or assets of the Guarantor if the same shall not at the time be delinquent or thereafter can be paid without penalty; (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens, Liens arising from employees' claims for wages and severance payments and other similar Liens arising in the ordinary course of business in a transaction not involving borrowed money or. the advance of credit if the Guarantor shall take all reasonable steps to discharge such Lien as soon as reasonably practical; (iii) arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old-age pensions, or other social security or retirement benefits or similar legislation; (iv) on Properties or assets acquired after the date hereof, which Liens are limited to the particular Properties or assets, being acquired and were in existence prior to such acquisition or which are created at the time of purchase solely to secure the purchase price of such Properties or assets; (v) existing on the date hereof and disclosed in the financial statements referred to in Section 3.02 hereof or otherwise heretofore disclosed in writing to the Bank, provided that there shall be no renewals of such Liens or extensions of such Liens to Property other, than Property now subject to such Liens or to secure amounts of Indebtedness greater than such amounts as exist on the date hereof; (vi) over any assets in Korea in favor of a bank or other financial institution securing any credit facility granted to the Guarantor or any of its subsidiaries or affiliates, by such bank or other financial institution through a lending office in Korea, (vii) arising in the ordinary course of business with respect to the Guarantor's obligations under, or in connection with, any accounts receivable or inventory financing and securing Indebtedness not exceeding U.S.$20,000,000 at any one time; and (viii) in favor of the Bank.

         4.07 Ownership of Borrower and Dividends. The Guarantor shall ensure that it own and maintain at least 40% of the subscribed and issued common shares of, and control the management of, the Borrower, and that, if any Default shall occur and be continuing, the Borrower shall not declare or pay dividends or make any distributions to its shareholders.

         4.08 Debt-Equity Ratio. The Guarantor shall not permit the Debt-Equity Ratio (as defined in the following sentence) to exceed 6:1 at any time. "Debt-Equity Ratio" shall mean, at any time, the ratio of total liabilities to total equity of the Guarantor and "total liabilities" and "total equity", as used herein, shall have the respective meanings assigned to such term under generally accepted accounting principles in Korea applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 4.01.

         Section 5. Miscellaneous.

         5.01 No Waiver. No failure on the Part of the Bank or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         5.02 Governing Law. This Guarantee Agreement shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

         5.03 Notice. All notice requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Guarantee Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (provided such transmission by telecopy is accompanied by or generates a simultaneous confirmation of transmission) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         5.04 Amendments, Waivers, Etc. The terms of this Guarantee Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and the Bank. Any such amendment or waiver shall be binding upon the Bank, each holder of any of the Guaranteed Obligations and the Guarantor.

         5.05 Successors and Assigns. This Guarantee Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor, the Bank and each holder of any of the Guaranteed Obligations (provided, however, that the Guarantor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank).

         5.06 Counterparts. This Guarantee Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Guarantee Agreement by signing any such counterpart.

         5.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         5.08 Stamp Tax, Etc. The Guarantor agrees to pay all stamp and other duties and taxes imposed by any taxing authority on this Guarantee Agreement and shall indemnify the Bank against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such duty or tax.

         5.09 Jurisdiction; Service of Process. Any action or proceeding against the Guarantor with respect to this Guarantee Agreement or any judgment entered by a court in respect thereof may be brought in any court of or in the State of New York, Singapore or Korea as the Bank in its sole discretion may elect, and the Guarantor submits to the non-exclusive jurisdiction of each such court for the purpose of any such action. The Guarantor hereby irrevocably designates, appoints and empowers Anam USA, Inc., located at Goshen Corporate Park 1345, Enterprise Drive, West Chester, PA 19380, U.S.A., as its authorized agent to receive for and on its behalf and on behalf of its properties and assets service of process in the State of New York. Such service shall be deemed completed upon delivery thereof to the relevant process agent whether or not said agent transmits the same to the Guarantor and the Guarantor agrees that the failure of the Guarantor to receive a copy of any process shall not affect in any way the validity of such service or of any judgment based thereon. The Guarantor agrees that it will at all times maintain in New York, New York or in such other state of the United States as the Bank shall agree an agent for service of process in connection with any such action against the Guarantor, which agent shall be reasonably acceptable to the Bank. The Guarantor irrevocably consents to the service of process in any action in said courts by the mailing thereof by the Bank by registered or certified mail, postage prepaid, to the Guarantor at its address specified herein, or in any other manner permitted by law. Without limiting the foregoing, the Guarantor agrees that the Bank may at its option submit any dispute in connection with this Guarantee Agreement to any other court having jurisdiction over the Guarantor or the Guarantor's property. The Guarantor irrevocably waives any objection which it may now or hereafter have to any such action relating to this Guarantee Agreement on the ground of improper venue or inconvenient forum.

         5.10 Judgment Currency. This is a guaranty of an international loan transaction in which the specification of Dollars and payment in New York, New York are of the essence, and Dollars shall be the currency of account in all events. In the event that any payment is received by the Bank hereunder, whether pursuant to a judgment or otherwise, in a currency other than Dollars, the Guarantor hereby agrees to indemnify the Bank, against any resulting shortfall (and the Bank shall have a separate cause of action therefor).

         5.11 Set-Off. The Guarantor expressly agrees that the Bank may at any time set off or apply any and all deposits by the Guarantor with such Person or any of its branches or affiliates (whether general or special, time or demand, matured or unmatured, in whatever currency) against any amount or amounts due and unpaid by the Guarantor under this Guarantee Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed and delivered as of the day and year first above written.


                                            ANAM INDUSTRIAL CO., LTD.


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                            Address for Notices:

                                            280-8, 2-ka
                                            Sungsu-dong
                                            Sungdong-ku
                                            Seoul
                                            Korea

                                            Attention:  Mr. K.H. Kim
                                            Telex:      K27381, K26540
                                            Telecopier: (822) 460-5127
                                            Telephone:  (822) 460-5179

                                  THE KOREA DEVELOPMENT BANK
                                      as Bank


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                  Head Office
                                  10-2, Kwanchol-dong
                                  Chongno-ku
                                  (C.P.O. Box 29)
                                  Seoul, Korea

                                  Attention:  Manager, International Loan Dept.

                                  Telex:            K26544/K27463 KODBANK
                                  Telecopier:       (822) 723-0386, 733-2971
                                  Telephone:        (822) 398-6312

                                                                       Exhibit C


                [FORM OF OPINION OF PHILIPPINE COUNSEL THE BANK]

                               ____________, 1996

To:  The Korea Development Bank
     as Bank
     party to the Loan Agreement
     referred to below


Ladies and Gentlemen:

         We have been requested to issue to you this opinion as your special Philippine counsel in connection with the Loan Agreement dated as of March 28, 1996 (the "Loan Agreement") between Amkor/Anam Pilipinas, Inc. (the "Borrower") and The Korea Development Bank as Bank, providing for the making of loans by the Bank to the Borrower in an aggregate principal amount not exceeding U.S.$71,250,000.00. This opinion is delivered to you pursuant to Section 6.01(d) of the Loan Agreement. Terms defined in the Loan Agreement have their respective defined meanings when used herein.

         In connection therewith, we have examined the Constitution, laws and regulations of the Republic of the Philippines and the following documents:

         (a)      a copy of the executed Loan Agreement;

         (b)      a copy of the executed Guarantee;

         (c) Certified True Copies of the Articles of Incorporation and By-Laws of the Borrower;

         (d) an original of the Secretary's Certificate dated 15 March 1996 containing the Board Resolutions adopted during, the meeting of the Board of Directors of the Borrower authorizing the execution, delivery with, performance of the Loan Agreement;

         (e) Certified True Copies of various General Information Sheets filed with the Securities and Exchange Commission (SEC) for the Fiscal Years Ending July 2, 1995, December 24,1994, December 26,1993, December 27, 1992, December 29, 1991 and December 30, 1990;

         (f) Environmental Compliance Certificate issued by the Department of Environmental and Natural Resources (DENR);

         (g) Certified True Copy of the Certificate of Registration No. EP 94-061 issued by the Board of Investments on 23 March 1994, certifying that the Board has duly registered Amkor/Anam Pilipinas, Inc. in accordance with the provisions of the Omnibus Investments Code of 1987, together with the General Terms and Conditions for registration and the Annual/Semestral Report On Actual Operations for the year starting January 1, 1995 to December 31, 1995;

         (h) Certified True Copy of the Mayor's Permit & Business License issued by the City of Muntinlupa, effective up to December 31, 1996;

         (i) Certified True Copy of the Certificate of Registration of Business Name issued by the Department of Trade and Industry, effective up to June 25, 1999;

         (j) Certified True Copy of the Certificate of Accreditation issued by the Bureau of Export Trade Promotion with Accreditation No. BOI-95-0104, certifying that the corporation is an eligible exporter satisfying the requirements of Republic Act No. 7844, otherwise known as the Export Development Act, and its implementing rules and regulations, which Certificate is valid until 18 August, 1996;

         (k) a copy of an executed U.S.$50,000,000.00 Loan Agreement dated as of September 7, 1995 between Amkor/Anam Pilipinas, Inc., as Borrower, The Korea Development Bank, as Lender and KDB Asia Limited, as Agent;

         (l) a copy of an executed U.S.$40,000,000.00 Guaranteed Floating Rate Notes due February 2000 of Amkor/Anam Pilipinas, Inc. guaranteed by Anam Industrial Co., Ltd.;

         (m) a copy of an executed Mortgage Trust Indenture dated July 29, 1992 between Amkor/Anam Pilipinas, Inc. and PCIBank - Trust Services, as Trustee;

         (n) a copy of a Real Estate Mortgage executed by IMI Realty, Inc. to secure a U.S.$5,000,000.00 loan granted by Bank of the Philippine Islands in favor of Amkor/Anam Pilipinas, Inc.;

         (o) Certified True Copies of pleadings, judgments and/or decisions or documents relative to any cases filed or threatened in any court, tribunal or arbitral body or quasi-judicial body in the Philippines;

         (p) Certified True Copy of a letter from the Central Bank of the Philippines approving the loan and containing the various conditions for such approval.

         In the examination of the documents made available to us, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the accurate conformity with the originals of all documents submitted to us as copies or and we have found nothing to indicate that such assumptions are not fully justified. As to any other matters of fact material to the opinions expressed herein, we have relied upon certificates or statements of officers and other representatives of the Borrower.

         Based upon the foregoing, and subject to the qualifications set forth below, and having due regard to such legal considerations as we deem relevant, we are of the opinion that:

         1. The Borrower is a corporation duly organized and validly existing under the laws of the Philippines and has full power and authority to own property and assets, to carry on business as now being conducted, and to enter into and perform the Loan Agreement.

         In this connection, we have examined the following documents furnished to us by Amkor/Anam Pilipinas, Inc., to wit:

         a. Certified true copy of a Certification dated 28 February 1996 issued by the Director of the Administrative and Finance Department of the Securities and Exchange Commission (SEC), certifying that the Borrower has not been dissolved by action of its stockholders and that the SEC has not received any information derogatory to the good standing of the Borrower in the Philippines which would prevent it from conducting its normal corporate franchise;

         b. Certified true copy of the Articles of Incorporation of Advanced Micro Devices (Philippines) Inc. dated 16 August 1976 which was subsequently amended to change the name of the Borrower to Amkor/Anam Pilipinas, Inc.;

         c. Certified true copies of two (2) separate Certificates issued by the SEC of the Filing of Amended Articles of Incorporation and the Filing of By-Laws of Amkor/Anam Philipinas, Inc. (formerly: Advanced Micro Devices (Philippines, Inc.) both dated 31 May 1989 whereby Article 1 of the Articles of Incorporation (Name of the Corporation) was amended, and photocopies of the Amended Articles of Incorporation and By-Laws attached to the said Certificates;

         d. Certified true copy of the Certificate of Filing of Certificate of Increase of Capital Stock dated 22 March 1991 issued by the SEC;

         e. Certified, true copy of the Certificate of Filing of Amended Articles of incorporation dated 30 September 1993 whereby
                  Article VII of the Articles of Incorporation was amended to increase the authorized capital stock of the Borrower to P93,500,000.00, and photocopies of the Amended Articles of incorporation and By-Laws;

         f. Certified true copy of the Certificate of Amendment of Articles of Incorporation and By-Laws dated 25 August 1995, certifying, among others, that the authorized capital stock of the Borrower was increased to P153,500,000.00, and photocopies of the Amended Articles and By-Laws;

         g. Certified true copies of various General Information Sheets filed with the SEC for the Fiscal Years Ending July 2, 1995, December 24, 1994, December 26, 1993, December 27, 1992, December 29, 1991 and December 30, 1990;

         h. Certified true copy of the Certificate of Registration No. EP 94-061 issued by the Board of Investments on 23 March 1994, certifying that the Board has duly registered Amkor/Anam Pilipinas, Inc. in accordance with the provisions of the Omnibus Investments Code of 1987, together with the General Terms and Conditions for registration and the Annual/Semestral Report On Actual Operations for the year starting January 1, 1995 to December 31, 1995;

         i. Certified true copy of the Mayor's Permit & Business License issued by the City of Muntinlupa, effective up to December 31, 1996;

         j. Certified true copy of the Certificate of Registration of Business Name issued by the Department of Trade and Industry, effective up to June 25, 1909; and

         k. Certified true copy of Certificate of Accreditation issued by the Bureau of Export Trade Promotion with Accreditation No. BOI-95-0104, certifying that the Borrower is an eligible exporter satisfying the requirements of Republic Act No. 844, otherwise known as the Export Development Act, and its implementing rules and regulations, which Certificate is valid until 18 August, 1996.

         2.       The making and performance by the Borrower of the Loan
                  Agreement:

                  (i) have been duly authorized by all necessary corporate and other action of the Borrower pursuant to the Secretary's Certificate dated 15 March, 1996 containing the Board Resolutions adopted during the meeting of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Agreement.

                  (ii) do not and will not violate any provision of the Articles of Incorporation, ByLaws, or other equivalent documents, of the Borrower, or of applicable laws or regulations of the Philippines, or of any judgment, decree, order or award of any court, regulatory body or arbitral tribunal known to us, and

                  (iii) do not and will not result in the breach of, or constitute a default under or require any waiver or consent under, any loan agreement, indenture or other agreement, instrument or document whatsoever known to us to which the Borrower is a party or by which it or any of its property, assets or revenues may be bound or affected.

         In regard to paragraph 2(iii) above, we have examined the following documents furnished to us by Amkor/Anam Pilipinas, Inc., to wit:

         a. U.S.$50,000,000.00 Loan Agreement dated as of September 7, 1995 between Amkor/Anam, Pilipinas, Inc., as Borrower, The Korea Development Bank, as Lender and KDB Asia Limited, as Agent;

         b. U.S.$40,000,000.00 Guaranteed Floating Rate Notes due February 2000 of Amkor/Anam Pilipinas, Inc. guaranteed by Anam Industrial Co., Ltd.;

         c. Mortgage Trust Indenture dated July 29, 1992 between Amkor/Anam Pilipinas, Inc. and PCIBank - Trust Services, as Trustee; and

         d. Real Estate Mortgage executed by IMI Realty, Inc. to secure a U.S.$5,000,000.00 loan granted by Bank of the Philippine Islands in favor of Amkor/Anam Pilipinas, Inc.

         3. Assuming that the Loan Agreement is legal, valid and enforceable (subject to customary qualifications) under the laws of the State of New York by which it is expressed to be governed, the Loan Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         4. All consents, approvals, licenses and authorizations (including any applicable foreign exchange approvals) of, any submissions to and registrations with, any governmental authority required under applicable laws and regulations of the Philippines for the making and performance by the Borrower of the Loan Agreement have been obtained or made and are in full force and effect, (except that the Borrower is required to file a report with Bangko Sentral ng Pilipinas setting forth the amount of each borrowing under the Loan Agreement).

         5. The Loan Agreement is the direct and unconditional general obligation of the Borrower, ranking in right of payment and collateral security at least pari passu with all other unsecured Indebtedness of the Borrower, except as regards statutory preferences which are applicable generally to corporations established under Philippine law.

         The Loan Agreement, being an unsecured indebtedness of the Borrower, enjoys no preference with respect to any specific movable or immovable property of the Borrower. However, the credit under the Loan Agreement, if appearing in a public instrument, may fall within the purview of Article 2244 of the New Civil Code of the Philippines, the pertinent portion of which reads:

                  "Act. 2244. With reference to other property, real and personal, of the debtor, the following claims or credits shall be preferred in t he order named:

                  (14) Credits which, without special privilege, appear (a) in a public instrument; or (b) in the final judgment, if they have been the subject of litigation. These credits shall have preference among themselves in the order of priority of the dates of the instruments and of the judgments, respectively."

         If the indebtedness is not made to appear in a public instrument, then it shall fall under the pertinent provision of Article 2245 of the New Civil Code of the Philippines, to wit:

                  "Art. 2245. Credits of any other kind or class or by any other right or title not comprised in the four preceding articles, shall enjoy no preference."

         In the order of preference of credits, an unsecured indebtedness which appears in a public instrument enjoys preference over an unsecured indebtedness which does not appear in a public instrument pursuant to Article 2251 of the New Civil Code of the Philippines, which reads:

                  "Art. 2251. Those credits which do not enjoy any preference with respect to specific property, and those which enjoy preference, as to the amount not paid, shall be satisfied according to the following rules:

                  (1) In the order established in article 2244;

                  (2) Common credits referred to in article 2245 shall be paid pro rata regardless of dates."

         6. To the best of our knowledge, information and belief, there is no suit, action, tax claim or proceeding at law or in equity, now pending before any court, governmental agency or authority or arbitral tribunal or threatened against, or affecting the Borrower or any of its property, assets or revenues which, if adversely determined, would materially and adversely affect the financial condition of the Borrower or the ability of the Borrower to perform or observe its obligations under the Loan Agreement.

         7. The Borrower is subject to civil and commercial laws of the Philippines with respect to its obligations under the Loan Agreement, and the making and performance by the Borrower of the Loan Agreement constitute private and commercial acts rather than governmental or public acts; and neither the Borrower nor any of its property, assets or revenues enjoys any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution, set-off, enforcement and execution of judgments or orders, or from any other legal process with respect to its obligations under the Loan Agreement. The Borrower's agreement in the Loan Agreement to waive and not to claim any immunity, to which it or any of its property, assets or revenues may be or become entitled, is legal, valid and binding under the laws of the Philippines.

         8. There is no withholding or other tax or charge applicable to any payment to made by the Borrower pursuant to the terms of the Loan Agreement or imposed on the Bank by virtue of the execution and delivery of the Loan Agreement. Based on Article 11 of the "Convention Between The Republic of Korea And The Republic of The Philippines For The Avoidance of Double Taxation And The Prevention of Fiscal Evasion With Respect To Taxes On Income", interest payments received by the Bank under the Loan Agreement will be exempt from Philippine withholding tax. The Borrower's obligation under the Loan Agreement to make payments thereunder free and clear of and without reduction by reason of Taxes, in the event that the Philippines or any governmental sub-division thereof should in the future impose (or, as the case may be, increase) any such tax, withholding or charge, whether by change in law, regulation or the interpretation thereof so that the Bank shall receive the amount due as if no such tax, withholding or charge, whether by change in law, regulation or the interpretation thereof so that the Bank shall receive the amount due as if no such tax, withholding or charge had been imposed, is valid and binding on the Borrower.

         9. The Loan Agreement is subject to documentary stamp tax pursuant to
Section 173 of Republic Act No. 7660, as amended, in the amount provided in
Section 6 of Revenue Regulations No. 9-94 which is "thirty centavos (P0.30) on each two hundred pesos, or fractional part thereof, of the face value" of the Loan Agreement.

         Other than the documentary stamp tax, no other tax is payable in respect of the execution and delivery of the Loan Agreement.

         10. Under the laws of the Philippines, the choice of New York law to govern the validity, construction and performance of the Loan Agreement is a valid choice.

         11. The submission of the Borrower in the Loan Agreement to the jurisdiction of the courts in the State of New York and Korea referred to therein constitutes the legal and valid undertaking of the Borrower and does not contravene any provision of the laws of the Philippines.

         12. It is not necessary or advisable under; the laws of the Philippines, in order to assure the validity, effectiveness and enforceability of the Loan Agreement or any part thereof, that the Loan Agreement be registered or recorded in any public office or agency, or that any other instrument-relating thereto be executed, delivered, registered or recorded in the Philippines.

         13. It is not necessary under the laws of the Philippines, in order to enable the Bank or any of its successors or assigns to enforce its rights under the Loan Agreement, that any such Person should be licensed, qualified or otherwise entitled to carry on business in the Philippines.

         14. Neither the Bank nor any of its successors or assigns are or will be deemed to be resident, domiciled or carrying on business in the Philippines by reason of the execution, delivery, performance and/or enforcement of the Loan Agreement.

         Our opinions expressed herein are subject to the following reservations and qualifications:

         A. The binding effect and/or enforceability of the obligations of the Loan Agreement may be limited or affected by the bankruptcy, insolvency, liquidation, reorganization or reconstruction of the Borrower pursuant to the current laws and regulations of the Philippines which affect the validity and enforcement of creditors' rights generally; and

         B. Nothing in this letter/opinion should be taken as indicating that the remedies of specific performance or injunction (being in some instances discretionary remedies of the court) would necessarily or readily be available with respect to any particular provision of the Loan Agreement in any particular instance.

         We express no opinion as to any law other than the laws of the Philippines as in effect on the date hereof. This opinion is directly addressed to you and may be relied upon and availed of only by you and your counsel.

                                              Very truly yours,

                                              PUNO AND PUNO


                                          By:
                                              REGIS V. PUNO

                                                                       EXHIBIT D


             [FORM OF OPINION OF SPECIAL KOREAN COUNSEL TO THE BANK]


                                             ________________, 1996


To:  The Korea Development Bank,
       as Bank
     party to the Loan Agreement
     referred to below


Ladies and Gentlemen:

         We have acted as your special Korean counsel in connection with the Guarantee Agreement dated as of March 28, 1996 (the"'Guarantee") between Anam Industrial Co., Ltd. (the "Guarantor") and the Bank (as defined below) relating to the Loan Agreement dated as of March 28, 1996 (the "Loan Agreement") between Amkor/Anam Pilipinas, Inc. (the "Borrower") and The Korea Development Bank, as Bank (the "Bank"), providing for the making of loans by the Bank to the Borrower in an aggregate principal amount not exceeding U.S.$71,250,000. Terms defined in the Loan Agreement have their respective defined meanings when used herein.

         In rendering the opinions expressed below, we have examined the following documents:

         (a)      an executed copy of the Loan Agreement;

         (b)      an executed copy of the Guarantee:

         (c) certified copies of the articles of incorporation and corporate registry extracts of the Guarantor; and

         (d) a certified copy of the minutes of a meeting of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Guarantee.

         In addition, we have examined such other documents and records and such matters of law as we have deemed appropriate as a basis for the opinions hereinafter expressed.

         In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof, and we have found nothing to indicate that such assumptions are not fully justified. As to any other matters fact material to the opinions expressed herein, we have relied upon certain certificates or statements of officers and other representatives of the Guarantor.

         Based upon the foregoing, and subject to the qualifications set forth below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

         1. The Guarantor is a corporation duly organized and validly existing under the laws of Korea and has full power and authority (corporate and otherwise) to own Property and assets, to carry on business as now being conducted and to make and perform the Guarantee.

         2. The making and performance by the Guarantor of the Guarantee (i) have been duly authorized by all necessary corporate and other action of the Guarantor, (ii) do not and will not violate any provision of the articles of incorporation, or equivalent documents, of the Guarantor or of applicable laws or regulations of Korea or, of any judgment, decree, order or award of any court, regulatory body or arbitral tribunal known to us, and (iii) do not and will not result in the breach of, or constitute a default under or require any waiver or consent under, any loan agreement, indenture or other agreement, instrument or document whatsoever known to us to which the Guarantor is a party or by which, it or any of its property, assets or revenues may be bound or affected. Mr. ____________of Anam Industrial Co., Ltd. has been duly authorized to execute and deliver the Guarantee and all other documents, certificates, notices and other instruments on behalf of the Guarantor required by the terms of the Loan Agreement or the Guarantee and such person's signature thereon legally binds the Guarantor.

         3. Assuming that the Guarantee is legal, valid and enforceable under the law of the State of New York by which it is expressed to be governed, the Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         4. All consents, approvals, licenses and authorizations (including, without limitation, all foreign exchange approvals) of, and filings and registrations with, any governmental authority required under applicable laws and regulations of Korea for (i) the making and performance by the Guarantor of the Guarantee, and (ii) the Guarantee to be admissible in evidence in Korea have been obtained or made and are in full force and effect; provided, however, that each actual payment by the Guarantor under the Guarantee will require a separate payment authorization of the Guarantor's designated foreign exchange bank (the "Designated Bank"). The granting of any such authorization is largely an administrative act in nature designed in order for the Designated Bank to verify that the amount being remitted conforms to the amount required to be remitted under the Guarantee as initially approved by the Designated Bank and, accordingly, such authorization should be readily granted for all payments by the Guarantor under the Guarantee that do so conform. We note that any amendment to the Guarantee or any assignment thereof resulting in a conflict with the initial approval of the Designated Bank would require a separate approval of the relevant authority at the time of such amendment or assignment. We also note that in order to be admitted in evidence by a court in Korea, documents submitted to the court must be in the Korean language or accompanied by a Korean language translation.

         5. The Guarantee is the direct and unconditional general obligation of the Guarantor, ranking in right of payment and collateral security at least pari passu with all other unsecured Indebtedness of the Guarantor except for statutory preferences which are applicable generally to corporations established under Korean law.

         6. The Guarantor is subject to civil and commercial law of Korea with respect to its obligations under the Guarantee, and the making and performance by the Guarantor of the Guarantee constitute private and commercial acts rather than governmental or public acts; and neither the Guarantor nor any of its property, assets or revenues enjoys any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution, setoff, execution or from any other legal process with respect to its obligations under the Guarantee.

         7. There is no tax of any kind due in connection with the execution and delivery of the Guarantee, and there is no withholding or other tax or charge applicable to any payment to be made by the Guarantor pursuant to the terms of the Guarantee or imposed on the Bank (other than the tax to be imposed on the overall net income of the Bank) by virtue of the execution and delivery of the Guarantee, except that the stamp tax in the amount of W350,000 would be payable on the execution of the Loan Agreement to the extent executed in Korea. The Guarantor's obligation under the Guarantee to make payments thereunder free and clear of and without reduction by reason of Taxes (including any such Tax set forth in the preceding sentence) and including in the event that Korea or any governmental subdivision thereof should in the future impose (or, as the case may be, increase) any such tax, withholding or charge, whether by change in law, regulation or the interpretation thereof so that each Bank shall receive the amount due as if no such tax, withholding or charge had been imposed, is valid and binding on the Guarantor.

         8. Under the laws of Korea, the choice of New York law to govern the validity, construction and performance of the Guarantee is a valid choice of law. We note, however, that in the event of an action, proceeding or litigation in a Korean court, (a) Korean law bearing upon the capacity of the Guarantor to enter into contracts and (b) Korean laws, decrees and administrative regulations requiring governmental approvals, authorizations and consents for actions or contracts executed by the Guarantor, will be applied by the Korean court.

         9. The submission of the Guarantor in the Guarantee to the jurisdiction of New York and United States courts referred to therein constitutes the legal and valid undertaking of the Guarantor and does not contravene any provision of the laws of Korea.

         10. It is not necessary or advisable under the laws of Korea, in order to assure the validity, effectiveness and enforceability of the Guarantee or any part thereof, that the Guarantee be filed, registered or recorded in any public office or elsewhere, or that any other instrument relating thereto be executed, delivered, filed, registered or recorded in Korea.

         Our opinions expressed above are subject to the following reservation qualifications:

         (A) The binding effect of the obligations of the Guarantor under the Guarantee may be limited or affected by the bankruptcy, insolvency, liquidation, reorganization or reconstruction of the Guarantor Pursuant to the bankruptcy laws or other similar laws of Korea which affect the enforcement of creditors' rights generally; and

         (B) Nothing in this letter should be taken as indicating that the remedies of specific performance or injunction (being in some instances discretionary remedies of the court) would necessarily be available with respect to any particular provision of the Guarantee in any particular instance.

         As we are duly licensed attorneys of Korea and do not represent ourselves to be familiar with the laws of the United States of America or any state thereof, or the laws of any jurisdiction other than Korea, we express no opinion in respect of any of such laws other than the laws of Korea as in effect on the date hereof. We have assumed that there is nothing in the law of any jurisdiction other than Korea that affects this opinion.

         This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.

         This opinion is addressed to you and may be relied upon only by you and your counsel.

                                           Very truly yours,



                                           Kim & Chang

                                                                       EXHIBIT E

                 [FORM OF SPECIAL NEW YORK COUNSEL TO THE BANK]

                                                 _______________, 1996

                 Re: Loan Agreement dated as of March 28, 1996 between Amkor/Anam, Pilipinas, Inc., as
                          Borrower, and The Korea Development Bank, as
                          Bank

The Korea Development Bank,
   as Bank
party to the Loan Agreement
referred to below

Ladies and Gentlemen:

         We have acted as your special New York counsel in connection with the Loan Agreement dated as of March 28, 1996 (the "Loan Agreement") between Amkor/Anam Pilipinas Inc., as Borrower and The Korea Development Bank, as Bank. Terms defined in the Loan Agreement are used herein with the same meanings. In this connection, we have examined an executed copy of each of the Loan Agreement and the Guarantee (collectively, the "Documents").

         We have also reviewed such other documents and such matters of law as we have considered relevant hereto (and in such examination and review we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity, with the original documents of all documents submitted to us as copies). With your permission and without independent investigation, we have assumed for purposes of our opinion set forth below that with respect to each party to any of the Documents, (i) such party is duly organized and validly existing in the jurisdiction of its organization,
(ii) such party has full power, authority, and legal right to make and perform the Documents to which it is a party, (iii) each of the Documents to which it is a party has been duly authorized, executed and delivered by it, (iv) all consents, approvals, licenses. and authorizations of, or filings and registrations with, any governmental authority required under any law or any of such party's corporate or other organizational documents or any agreement or instrument to which it is a party or that binds or affects it or any of its property, for the making and performance by such party of any of the Documents to which it is a party and the consummation of the transactions contemplated by such Documents have been obtained or made and are valid and sufficient for their intended purposes and in full force and effect, and (v) except with respect to the Borrower in respect of the Loan Agreement and the Guarantor in respect of the Guarantee, each Document to which it is a part constitutes its legal, valid and binding obligation. As to certain of the foregoing matters, we understand you have obtained the opinions of Kim & Chang, in respect of certain Korean legal matters, and Puno & Puno, in respect of certain Philippine legal matters.

         Based on and subject to the foregoing, and further subject to the qualifications set forth below, and having due regard for legal considerations we deem relevant, it is our opinion that, under the law of the State of New York, (i) the Loan Agreement constitutes the valid and binding obligation of the Borrower enforceable against the Borrower and (ii) the Guarantee constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor, in each case in accordance with the terms of the Loan Agreement and the Guarantee, respectively, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally. Our opinion as to enforceability is further subject to (i) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith and fair dealing, and (ii) in view of each party to each of the Documents being a non-U.S. Person, the possible judicial application of non-U.S. laws or governmental actions affecting the enforcement of creditors' rights.

         We express no opinion herein as to (i) the subject matter jurisdiction of the District Courts of the United States of America to adjudicate any controversy relating to any of the Documents; (ii) any provision of any of the Documents to the extent that it provides an indemnity for payment in a currency other than U.S. Dollars; (iii) whether a court outside of the State of New York would honor the choice of New York law in any of the Documents; (iv) the waiver of immunity in Section 10.11 of the Loan Agreement or Section 3.09 of the Guarantee to the extent such waiver purports to apply to immunity acquired by any party after the date of the Loan Agreement or the Guarantee, respectively; and (v) the last sentence in Section 10.12 of the Loan Agreement or in Section
5.09 of the Guarantee insofar as it constitutes either a waiver of forum non conveniens in respect of the United States District Court referred to in said
Section 10.12 of the Loan Agreement or Section 5.09 of the Guarantee of a waiver of the right to object to improper venue.

         We do not herein express any opinion as to any law other than the law of the State of New York and the Federal law of the United States of America. In rendering the foregoing opinions we have assumed that enforcement of the Documents in accordance with New York law would not violate any provision of any law or public policy of Korea, the Republic of Philippines or any other jurisdiction (other than the State of New York) that bears a reasonable relation to the Documents or the parties thereto. This opinion may be relied upon solely by you.

                                             Very truly yours,


YJK/GSG